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                                                                   EXHIBIT 99.1
PROXY

                                    BORLAND
                                100 BORLAND WAY
                            SCOTTS VALLEY, CA 95066

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  The undersigned hereby appoints HOBART McK. BIRMINGHAM and KATHLEEN M. FISHER as Proxies, each with the power to appoint a substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of Common Stock and Series B Convertible Preferred Stock of Borland International, Inc. ("Borland") held of record by the undersigned on January 12, 1998, at the Special Meeting of Stockholders to be held on February 27, 1998, and any adjournments or postponements thereof.


  PLEASE MARK THIS PROXY AS INDICATED ON THE REVERSE SIDE TO VOTE ON ANY ITEM. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS'
RECOMMENDATIONS, PLEASE SIGN THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED.

                  (CONTINUED AND TO BE SIGNED ON OTHER SIDE)

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                            FOLD AND DETACH HERE

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Management recommends a vote FOR each of these proposals.          Please mark
This proxy when properly executed, will be voted in the        [X]  your votes
manner directed herein by the undersigned stockholder. If            as this
no direction is made,this proxy will be voted FOR
Proposals 1, 2, and 3.

                                                         FOR   AGAINST   ABSTAIN
                                                         [_]     [_]       [_]

1. To approve the issuance of shares of common stock, par value $.01 per share of Borland ("Borland Common
   Stock") to the stockholders of Visigenic Software, Inc. ("Visigenic") pursuant to the Agreement and Plan of Merger, dated as of November 17, 1997, by and among Borland, Vixen Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Borland
   ("Sub"), and Visigenic, pursuant to which, among other things, (i) Sub will be merged with and into Visigenic, with Visigenic continuing as the surviving corporation and becoming a wholly-owned subsidiary of Borland, and
   (ii) each outstanding share of common stock, par value
   $.001 per share, of Visigenic will be converted into the right to receive 0.81988 of a share of Borland
   Common Stock.

                                                         FOR   AGAINST   ABSTAIN
                                                         [_]     [_]       [_]

2. To approve the amendments to Borland's 1997 Stock Option Plan (i) to increase the number of shares of Borland
   Common Stock reserved for issuance thereunder from 1,600,000 shares to 3,300,000 shares, (ii) to increase the one-time option grant limit for newly-hired employees from 1,500,000 shares to 2,000,000 shares and (iii) to increase the annual option grant limit for continuing employees from 500,000 shares to 1,000,000 shares.

                                                         FOR   AGAINST   ABSTAIN
                                                         [_]     [_]       [_]
3. To approve the amendment to Borland's 1997 Employee
   Stock Purchase Plan to increase the number of shares of Borland Common Stock available for purchase thereunder from 200,000 shares to 400,000 shares.


                                 I plan to attend the meeting.     [_]


Signature: _____________________________   Date: ______________________________

Signature: _____________________________   Date: ______________________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.